Exhibit 99.1

NEWS RELEASE
	Contacts:	James E. Braun, CFO Newpark Resources, Inc. 281-362-6800

FOR IMMEDIATE RELEASE		Ken Dennard, Managing Partner Dennard Rupp Gray & Lascar, LLC ksdennard@drg-l.com 713-529-6600
NEWPARK RESOURCES CLOSES ACQUISITION
OF RHEOCHEM PLC’S DRILLING FLUIDS BUSINESS
THE WOODLANDS, TX — April 21, 2011 — Newpark Resources, Inc. (NYSE: NR) today announced the closing of the acquisition of Australian-based Rheochem PLC’s drilling fluids and engineering services business, effective April 21, 2011. The acquired business provides drilling fluids and engineering services to the oil and gas exploration and geothermal industries with operations in Australia, New Zealand and India. Newpark paid AUD $23.8 million in cash at closing, subject to typical future adjustments for working capital. Additional consideration may be payable based on financial results of the acquired business over a one-year earn-out period, up to a maximum total consideration of AUD $45 million.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We are extremely pleased to complete this acquisition, which gives us an important footprint in the growing Asia Pacific region and supports the continued global expansion of our drilling fluids operations. As stated previously, we are also acquiring the Rheochem brand name, which is well recognized in the Far East, and will continue to operate under that name. We see the potential to introduce our technology to new customers and gain exposure to growing LNG activity in Australia, while also gaining knowledge from Rheochem’s expertise in geothermal fluids. Rheochem is a natural fit with Newpark as both companies share the commitment to provide operators with best-in-class drilling fluids and engineering services.”

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including the statements regarding the business and financial outlook of Rheochem’s drilling fluids segment and the anticipated benefits of the acquisition to Newpark, Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2010, as well as others, could cause results to differ materially from those stated. These risk factors include, but are not limited to, potential disruption of Newpark’s business and operations as it integrates the acquired Rheochem segment into its business, political and economic conditions in the markets in which the acquired business operates, the ability to realize the anticipated benefits from the acquisition, our customer concentration and cyclical nature of our industry, the availability of raw materials and skilled personnel, our market competition, the cost and continued availability of borrowed funds, our international operations, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, the impact of severe weather, particularly in the U.S. Gulf Coast, and restrictions on offshore drilling activity in the Gulf of Mexico. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
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